As filed with the Securities and Exchange Commission on August 1, 2000
                                                    Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CELLEGY PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            California                                       82-0429727
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080
                    (Address of Principal Executive Offices)

                           1995 Equity Incentive Plan
                        1995 Directors' Stock Option Plan
                            (Full Title of the Plans)

                               K. Michael Forrest
                             Chief Executive Officer
                          Cellegy Pharmaceuticals, Inc.
                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080
                                 (650) 616-2200
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
                                         Amount       Proposed Maximum     Proposed Maximum        Amount of
                                          to be      Offering Price Per   Aggregate Offering     Registration
Title of Securities to be Registered   Registered           Share               Price                Fee

     Common Stock, no par value       1,100,000 (1)       $8.94 (2)           $9,831,250           $2,595.45

---------------------------------------------------------------------------------------------------------------

(1)  Represents  1,000,000  additional shares that are reserved for issuance upon the exercise of stock options under the Registrant's 1995 Equity Incentive Plan (the "Incentive Plan"). Also includes 100,000 additional shares that are available  for issuance  under the  Registrant's  1995  Directors'  Stock Option Plan (the
     "Directors  Plan").  Shares  issuable upon  exercise of stock  options  granted under these two plans were originally  registered on Form S-8  Registration  Statements filed on August 30, 1995, June 14, 1996 (file
     no.  333-06065),  July 29, 1997 (file no.  333-32301) and July 31, 1998 (file no.  333-60343).  A total of
     2,450,000  shares issuable under the Incentive Plan have  previously been registered  under the Securities
     Act of 1933, as amended (the "Securities Act"), and a total of 150,000 shares issuable under the Directors
     Plan have previously been registered under the Securities Act.

(2)  Estimated  pursuant  to Rule 457(c)  under the  Securities  Act,  based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on July 29, 2000, solely for the purpose of calculating the amount of the registration fee.

                          CELLEGY PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Previous Registration Statements

         This Registration Statement is being filed with the Securities and Exchange Commission (the "Comission") to include an additional 1,000,000 shares of the Registrant's common stock covered by the Registrant's 1995 Equity Incentive Plan, as amended (the "Incentive Plan"), and an additional 100,000 shares of the Registrant's common stock covered by the Registrant's 1995 Directors' Stock Option Plan, as amended (the "Directors Plan"). With respect to the Incentive Plan, the contents of the Registrant's registration statement on Form S-8 (file no. 333-60343) previously filed with the Commission on July 31, 1998, are incorporated herein by reference. With respect to the Directors Plan, the contents of the Registrant's registation statement on Form S-8 (file no. 333-32301) previously filed with the Commission on July 31, 1997, are hereby incorporated by reference.

                                  Exhibit Index

Exhibit No.                                   Description
-----------                                   -----------

    4.01                 Registrant's   Amended   and   Restated   Articles   of
                         Incorporation  (incorporated  herein  by  reference  to
                         Exhibit 4.01 to Registrant's Registration Statement on Form S-8, filed with the Commission August 30, 1995 (the "1995 Form S-8")).

    4.02 Certificate of Determination, as amended, relating to the Series A Preferred Stock (incorporated herein by reference to Exhibit 4.02 to the Registrant's Quarterly Report on 10Q-SB for the three months ended March 31,
                         1996).

    4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 4.03 to the 1995 Form S-8).

    4.04                 Registrant's 1995 Equity Incentive Plan, as amended.

    4.05 Registrant's 1995 Directors' Stock Option Plan, as amended.

    5.01                 Opinion of Fenwick & West LLP.

   23.01                 Consent  of  Fenwick & West LLP  (included  in  Exhibit
                         5.01).

   23.02                 Consent of Ernst & Young LLP, Independent Auditors.

   24.01                 Power of Attorney (see signature page).